SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                            SCHEDULE 14A INFORMATION

                                 Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement        |_|  Confidential, For Use of Commission
                                             Only (as permitted by Rule
|X|  Definitive Proxy Statement              14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     COMMODORE SEPARATION TECHNOLOGIES, INC.


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                (Name of Registrant as Specified in Its Charter)

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    (Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

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


                        [COMMODORE SEPARATION LETTERHEAD]



                                                                     May 1, 1998


Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Commodore Separation Technologies, Inc. (the "Company") to be held on
Wednesday, June 3, 1998, at 2:30 p.m., local time, at The Links Club, 36 East 62nd Street, New York, New York 10021. Enclosed is a formal Notice of Annual Meeting and Proxy Statement, together with a proxy card and return envelope for use of stockholders who are unable to be present in person at the Annual Meeting. Also enclosed for your review is the Company's 1997 Annual Report to Stockholders.

     The formal Notice of Annual Meeting and Proxy Statement describe the specific business to be acted upon at the Annual Meeting, and we urge you to read these materials carefully. In addition to electing directors, stockholders will be entitled to vote upon the ratification of the selection of Price Waterhouse LLP as the Company's independent auditors for the ensuing year. Your Board of Directors unanimously believes that the election of the nominees named in the Proxy Statement as directors of the Company and the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998 are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the foregoing proposals.

     Whether or not you plan to attend the Annual Meeting in person, and regardless of the size of your holdings, it is very important that your shares be represented and voted at the Annual Meeting. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return the enclosed proxy card in the self-addressed, postage-paid envelope provided for your convenience. Because mail delays occur frequently, it is important that the enclosed proxy card be returned well in advance of the Annual Meeting. If the address on the accompanying material is incorrect, please advise our Transfer Agent, The Bank of New York, in writing, at 101 Barclay Street, New York, New York 10286. If, after returning your proxy card, you find that you are able to attend the Annual Meeting in person and wish to personally vote your shares, you may revoke your proxy at that time and personally vote your shares at the Annual Meeting.

     I hope to see you at the Annual Meeting and to have the opportunity to introduce you to our management team and the other members of the Board of Directors. On behalf of your Board of Directors, we greatly appreciate your continued support.

                                                  Sincerely yours,


                                                  PAUL E. HANNESSON
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                     COMMODORE SEPARATION TECHNOLOGIES, INC.
                        3240 Town Point Drive, Suite 200
                             Kennesaw, Georgia 30144

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 3, 1998

                                   ----------


To the Stockholders of COMMODORE SEPARATION TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Commodore Separation Technologies, Inc., a Delaware corporation (the "Company"), will be held at 2:30 p.m., local time, on Wednesday, June 3, 1998, at The Links Club, 36 East 62nd Street, New York, New York 10021, for the following purposes:

     1. To elect six directors to hold office until the Annual Meeting of Stockholders to be held in 1999, and until their respective successors are duly elected and have qualified;

     2. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998; and

     3. To consider and transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 27, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be open for examination for ten days preceding the Annual Meeting, during ordinary business hours, at the location of the principal executive offices of the Company set forth above and will also be available for inspection at the Annual Meeting.


                                        By Order of the Board of Directors



                                        MICHAEL D. FULLWOOD
                                        Senior Vice President, Chief Financial
                                        and Administrative Officer, Secretary
                                        and General Counsel

Kennesaw, Georgia
May 1, 1998


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                             YOUR VOTE IS IMPORTANT

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. Therefore, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed self-addressed, postage-paid envelope provided for your convenience. Proxies may be revoked at any time before the shares subject to the proxy are voted, and stockholders who are present at the Annual Meeting may revoke their proxies at that time and vote in person if they desire.
--------------------------------------------------------------------------------

                     COMMODORE SEPARATION TECHNOLOGIES, INC.
                        3240 Town Point Drive, Suite 200
                             Kennesaw, Georgia 30144

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON WEDNESDAY, JUNE 3, 1998


     This Proxy Statement is being furnished to the stockholders of Commodore Separation Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") from holders of outstanding shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), for use at the Annual Meeting of Stockholders to be held on Wednesday, June 3, 1998, and at any adjournment or postponement thereof (the "Annual Meeting").

     The costs of preparing, assembling and mailing the proxy material will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and other employees of the Company may solicit proxies by telephone, facsimile and/or other means of communication. Such persons will receive no compensation therefor in addition to their regular salaries, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of the stock held of record by such persons and to request authority for the execution of proxies. The Company will
reimburse  such  persons  for  their  reasonable   expenses   incurred  in  this
connection.

     It is anticipated that the mailing to stockholders of this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card will commence on or about May 5, 1998. The Company's 1997 Annual Report to Stockholders accompanies but does not constitute a part of this Proxy Statement.

     The purpose of the Annual Meeting, and the matters to be acted upon, are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder who executes a proxy may revoke such proxy, at any time before the shares subject to the proxy are voted, by: (i) filing with the Secretary of the Company at the Company's principal executive offices (a) a written notice of revocation bearing a later date than the proxy, or (b) a duly executed proxy relating to the same shares bearing a later date than the original proxy; or (ii) attending the Annual Meeting, withdrawing the proxy and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. No revocation of a previously delivered proxy shall be effective unless it is received by the Secretary of the Company before the shares subject to the proxy are voted at the Annual Meeting.

     Unless contrary instructions are indicated on the proxy cards, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted "FOR" the election of the six nominees for directors named herein, and "FOR" the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998. If any other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment and in the discretion of the persons acting thereunder.

     The Company's  principal  executive  offices are located at 3240 Town Point
Drive, Suite 200, Kennesaw, Georgia 30144, and its telephone number at that address is (770) 422-1518. The Company also maintains executive offices at 150 East 58th Street, Suite 3400, New York, New York 10155, and the telephone number at those offices is (212) 308-5800.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has set the close of business on April 27, 1998 as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date there were 11,515,575 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. There was no beneficial owner (as defined under the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock known to the Company at the Record Date, other than as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" below. Each share of Common Stock entitles the holder to one vote on each matter submitted to stockholders for a vote at the Annual Meeting.

     A quorum of stockholders is necessary to take action at the Annual Meeting. A quorum is established if at least a majority of the outstanding shares of Common Stock as of the Record Date is present in person or represented by proxy at the Annual Meeting. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Votes cast in person or by proxy at the Annual Meeting will be counted and certified by two Inspectors of Election, of which one is expected to be an employee of the Company and the other is expected to be an employee of The Bank of New York, the Company's transfer agent. The Inspectors of Election will also determine whether or not a quorum is present at the Annual Meeting.

     In accordance with Delaware law, abstentions and "broker non-votes" (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Directions to withhold authority will have no effect on the election of directors at the Annual Meeting, because directors are elected by a plurality of votes cast. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the Annual Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and, consequently, will not affect the outcome of the matter. If less than a majority of the outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director, (iii) each individual listed in the Summary Compensation Table herein, and (iv) all executive officers and directors of the Company as a group, as reported by such persons. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                      Number of Shares of Common       Percentage of Outstanding
Name and Address                                          Stock Beneficially                   Common Stock
of Beneficial Owner(1)                                         Owned(2)                     Beneficially Owned
--------------------------------------------------    --------------------------       -------------------------
Commodore Applied Technologies, Inc. ..............            10,000,000                          86.8%

Commodore Environmental
  Services, Inc.(3) ...............................             4,252,096                          36.9%

Bentley J. Blum(4) ................................             2,099,749                          18.2%

Paul E. Hannesson(5) ..............................               672,889                           5.8%

Kenneth J. Houle(6) ...............................                40,000                             *

Michael D. Fullwood(7) ............................                59,506                             *

James M. DeAngelis(8) .............................                93,729                             *

Kenneth L. Adelman(9) .............................               134,895                             *

David L. Mitchell(10) .............................                62,920                             *

William R. Toller(11) .............................                30,375                             *

Herbert A. Cohen (12) .............................                48,108                             *

All executive officers and directors
as a group (9 persons) ............................             3,242,171                          28.2%

----------
* Percentage ownership is less than 1%.

(1) The address of each of Commodore Applied Technologies, Inc. ("Applied"), Commodore Environmental Services, Inc. ("Environmental"), Bentley J. Blum, Paul E. Hannesson, Michael D. Fullwood, Kenneth L. Adelman, Ph.D., David L. Mitchell, William R. Toller and Herbert A. Cohen is 150 East 58th Street, Suite 3400, New York, New York 10155. The address of Kenneth J. Houle and James M. DeAngelis is 3240 Town Point Drive, Suite 200, Kennesaw, Georgia 30144. Bentley J. Blum and Paul E. Hannesson are brothers-in-law.

(2) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(3) Represents Environmental's indirect beneficial ownership of Common Stock based upon Environmental's beneficial ownership of approximately 43% of the outstanding shares of Applied common stock.

(4) Represents Mr. Blum's indirect beneficial ownership of Common Stock based upon Mr. Blum's beneficial ownership of 28,479,737 shares and his spouse's ownership of 2,000,000 shares of common stock of Environmental, representing together 49.4% of the outstanding shares of Environmental common stock. Does not include 450,400 shares of Environmental common stock owned by Simone Blum, the mother of Mr. Blum, and 385,000 shares of Environmental common stock owned by Samuel Blum, the father of Mr. Blum. Mr. Blum disclaims any beneficial interest in the shares of Environmental common stock owned by his spouse, mother and father.

(5) Consists of: (a) 70,000 shares of Common Stock underlying currently exercisable stock options granted to Mr. Hannesson by the Company under the Company's 1996 Stock Option Plan (the "Plan"); and (b) Mr. Hannesson's indirect beneficial ownership of Common Stock based upon his beneficial ownership of an aggregate of (i) 2,650,000 shares of Environmental common stock owned by Suzanne Hannesson, the spouse of Mr. Hannesson, (ii) 2,650,000 shares of Environmental common stock owned by the Hannesson Family Trust (Suzanne Hannesson and John D. Hannesson, trustees) for the benefit of Mr. Hannesson's spouse, (iii) currently exercisable options to purchase 2,450,000 shares of Environmental common stock, representing 12.1% of the outstanding shares of Environmental common stock, and (iv) 240,000 shares of Applied common stock underlying currently exercisable stock options granted to Mr. Hannesson under Applied's 1996 Stock Option Plan. Does not include 1,000,000 shares of Environmental common stock owned by each of Jon Paul and Krista Hannesson, the adult children of Mr. Hannesson, and additional stock options to purchase 1,500,000 shares of Environmental common stock at $0.84 per share, which vest and become exercisable ratably on November 18 of each of 1998 through 2000. Mr. Hannesson disclaims any beneficial interest in the shares of Environmental common stock owned by or for the benefit of his spouse and children.

(6) Represents shares of Common Stock underlying currently exercisable stock options granted to Mr. Houle by the Company under the Plan.

(7) Consists of: (a) 27,000 shares of Common Stock underlying currently exercisable stock options granted to Mr. Fullwood by the Company under the Plan; and (b) Mr. Fullwood's indirect beneficial ownership of Common Stock based upon his beneficial ownership of (i) 200,000 shares of Environmental common stock underlying currently exercisable stock options granted to Mr. Fullwood by Environmental and (ii) 50,000 shares of Applied common stock underlying currently exercisable stock options granted to Mr. Fullwood by Applied.

(8) Consists of: (a) 1,000 shares of Common Stock; (b) 1,000 shares of Common Stock underlying currently exercisable warrants; (c) 40,500 shares of Common Stock underlying currently exercisable stock options granted to Mr. DeAngelis by the Company under the Plan; and (d) Mr. DeAngelis' indirect beneficial ownership of Common Stock based upon his beneficial ownership of
     (i) 580,000 shares of Environmental common stock and (ii) 30,000 shares of Applied common stock underlying currently exercisable stock options granted to Mr. DeAngelis by Applied.

(9) Consists of: (a) 30,450 shares of Common Stock; (b) 30,375 shares of Common Stock underlying currently exercisable stock options granted to Dr. Adelman by the Company under the Plan; and (c) Dr. Adelman's indirect beneficial ownership of Common Stock based upon his beneficial ownership of (i) currently exercisable options to purchase 385,000 shares of Environmental common stock and (ii) currently exercisable options to purchase 127,500 shares of Applied common stock.

(10) Consists of: (a) 30,375 shares of Common Stock underlying currently exercisable stock options granted to Mr. Mitchell by the Company under the Plan; and (b) Mr. Mitchell's indirect beneficial ownership of Common Stock based upon his beneficial ownership of currently exercisable options to purchase (i) 67,500 shares of Applied common stock and (ii) 105,000 shares of Environmental common stock.

(11) Represents shares of Common Stock underlying currently exercisable stock options granted to Mr. Toller by the Company under the Plan.

(12) Represents Mr. Cohen's indirect beneficial ownership of Common Stock based upon his beneficial ownership of: (i) 1,000 shares of Common Stock of Applied, (ii) currently exercisable options to purchase 67,500 shares of Applied common stock and (iii) 105,000 shares of Environmental common stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At this year's Annual Meeting, six directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 1999, and until their respective successors are duly elected and have qualified. The Executive Committee of the Board of Directors has nominated the individuals listed below as directors to be elected at the Annual Meeting, each of whom is presently serving as a director of the Company. Each director shall be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. The persons named in the enclosed proxy card intend to vote the shares represented by valid proxies for the election of the persons listed below as directors of the Company, unless the vote for such persons is expressly withheld.

     The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that a nominee for director is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person or persons as may be designated by the Board of Directors, unless the proxies instruct otherwise.

     The following information, including principal occupation or employment for the past five or more years, is furnished with respect to the following nominees for directors:

Paul E. Hannesson--Age 57
Director since November 1995

     Mr. Hannesson has been a director of the Company since its inception, served as its Chairman of the Board from November 1995 to January 1997, and was re-appointed Chairman of the Board and appointed Chief Executive Officer in May 1997. Mr. Hannesson has been a director of Applied since March 1996 and was appointed Chairman of the Board in November 1996. Mr. Hannesson also served as Chief Executive Officer of Applied from March to October 1996 and as President of Applied from March to September 1996, and was re-appointed Chief Executive Officer of Applied in November 1996 and President in May 1997. Mr. Hannesson has been a director of Environmental since February 1993 and was appointed its Chairman of the Board and Chief Executive Officer in November 1996. Mr. Hannesson also served as President of Environmental from February 1993 to July 1996 and was re-appointed President in May 1997. Mr. Hannesson also currently serves as the Chairman of the Board and Chief Executive Officer of Commodore Solution Technologies, Inc., a wholly-owned, subsidiary of Applied ("Solution"), Commodore CFC Technologies, Inc., a wholly-owned subsidiary of Applied ("CFC Technologies"), and certain other wholly-owned subsidiaries of Applied. Mr. Hannesson was a private investor and business consultant, from 1990 to 1993, and was also an officer and director of Specialty Retail Services, Inc., from 1989 to August 1991. He also served as Chairman of the Board of Lanxide Corporation, a company which specializes in the manufacture of ceramic bonding and refractory materials ("Lanxide"), from 1983 to February 1998. Mr. Hannesson is the brother-in-law of Bentley J. Blum, a director of the Company.

Bentley J. Blum--Age 56
Director since August 1996

     Mr. Blum has been a director of the Company since August 1996. Mr. Blum has served as a director of Applied since March 1996 and served as its Chairman of the Board from March to November 1996. Mr. Blum has served as a director of Environmental since 1984 and served as its Chairman of the Board from 1984 to November 1996. Mr. Blum also currently serves as a director of Solution and CFC Technologies. For more than 15 years, Mr. Blum has been actively engaged in real estate acquisitions and currently is the sole stockholder and director of a number of corporations which hold real estate interests, oil drilling interests and other corporate interests. Mr. Blum is also a director of Lanxide; Federal Resources Corporation, a company formerly engaged in manufacturing, retail distribution and natural resources development; Specialty Retail Services, Inc., a former distributor of professional beauty products; and North Valley Development Corp., an inactive real estate development company. Mr. Blum is a principal stockholder of Environmental and is the brother-in-law of Paul E. Hannesson, the Chairman of the Board and Chief Executive Officer of the Company.

Kenneth L. Adelman, Ph.D.--Age 49
Director since April 1997

     Dr. Adelman joined the Board of Directors of the Company in April 1997. Dr. Adelman has been a member of the Board of Directors of Applied and Environmental since July 1996. Dr. Adelman served as Executive Vice President - Marketing and International Development of Applied from May 1997 to March 1998, and has served as Executive Vice President - Marketing and International since April 1998. Dr. Adelman served as President and Chief Operating Officer of Solution from November 1997 to April 1998. Since 1987, Dr. Adelman has been an independent consultant on international issues to various corporations, including Lockheed Martin Corporation and Loral Corporation. Dr. Adelman held positions of responsibility in arms control during most of the Reagan Administration. From 1983 to the end of 1987, he was Director of the United States Arms Control and Disarmament Agency. Dr. Adelman was a Professor at Georgetown University and a writer for Washingtonian Magazine from 1987 to 1991. Dr. Adelman accompanied President Reagan on summits with Mikhail Gorbachev and negotiated with Soviet diplomats on nuclear and chemical weapons control issues, from 1985 to 1987. He also headed the United States team on annual arms control discussions with top-level officials of the People's Republic of China from 1983 through 1986. From 1981 to 1983, he served as Deputy United States Representative to the United Nations with the rank of Ambassador Extraordinary and Plenipotentiary. Dr. Adelman holds M.A. and Ph.D. degrees from Georgetown University.

David L. Mitchell--Age 76
Director since April 1997

     Mr. Mitchell joined the Board of Directors of the Company in April 1997. Mr. Mitchell has been a member of the Board of Directors of Applied and Environmental since July 1996. Mr. Mitchell has also served as a consultant to Applied since July 1997. For the past thirteen years, Mr. Mitchell has been President and co-founder of Mitchell & Associates, Inc., a banking firm providing financial advisory services in connection with corporate mergers, acquisitions and divestitures. Prior to forming Mitchell & Associates in 1982, Mr. Mitchell was a Managing Director of Shearson/American Express Inc. from 1979 to 1982, a Managing Director of First Boston Corporation from 1976 to 1978, and a Managing Director of the investment banking firm of S.G. Warburg & Company from 1965 to 1976. Mr. Mitchell holds a bachelor's degree from Yale University.

William R. Toller--Age 66
Director since April 1997

     Mr. Toller joined the Board of Directors of the Company in April 1997. Mr. Toller also joined the Board of Directors of Applied in March 1998 and has served as a consultant to Environmental since July 1997. Mr. Toller served as Vice Chairman of Lanxide from July 1997 to February 1998. Mr. Toller also currently serves as Chairman and Chief Executive Officer of Titan Consultants, Inc. Mr. Toller had been the Chairman and Chief Executive Officer of Witco since October 1990 and retired in July 1996. Mr. Toller joined Witco in 1984 as an executive officer when it acquired the Continental Carbon Company of Conoco, Inc., where he had been its President and an officer since 1955. Mr. Toller is a graduate of the University of Arkansas with a Bachelor's degree in Economics, and the Stanford University Graduate School Executive Program. Mr. Toller serves on the board of directors of Chase Industries, Inc., Fuseplus, Inc., where he is also Chairman of the Organization and Compensation Committee, and the United States Chamber of Commerce, where he is also a member of the Labor Relations and International Policy Committees. Mr. Toller is also a member of the Board of Trustees and the Executive and Finance Committees of the International Center for the Disabled, a member of the Board of Associates of the Whitehead Institute for Biomedical Research, a member of the National Advisory Board of First Commercial Bank in Arkansas, a member of the Dean's Executive Advisory Board and the International Business Committee at the University of Arkansas, College of Business Administration, and a member of the Board of Presidents of the Stamford Symphony Orchestra.

Herbert A. Cohen--Age 64
Director since March 1998

     Mr. Cohen joined the Board of Directors of the Company in March 1998. Mr. Cohen has served as a director of Applied and Environmental since July 1996. Mr. Cohen has been a practicing negotiator for the past three decades acting in an advisory capacity in hostage negotiations and crisis management. He has been an advisor to Presidents Carter and Reagan in the Iranian hostage crisis, the government's response to the skyjacking of TWA Flight 847 and the seizure of the Achille Lauro. Mr. Cohen's clients have included large corporations and government agencies such as the Department of State, the Federal Bureau of Investigation, the Conference of Mayors, the Bureau of Land Management, Lands and Natural Resources Division in conjunction with the EPA, and the United
States Department of Justice. In addition, Mr. Cohen was an advisor and consultant to the Strategic Arms Reduction Talks negotiating team. Mr. Cohen holds a law degree from New York University School of Law, and has lectured at numerous academic institutions.

     Messrs. Hannesson and Blum are brothers-in-law. No family relationship exists among any other directors or executive officers of the Company. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected as a director of the Company.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
       VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE.

                           INFORMATION REGARDING BOARD
                       MEETINGS, COMMITTEES AND MANAGEMENT

     The Board of Directors held four meetings and took certain actions by written consent during the year ended December 31, 1997. Each incumbent director attended, either in person or by telephone, at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

Committees of the Board

     Audit Committee. The Board of Directors has a standing Audit Committee that is presently composed of David L. Mitchell (Chairman), Herbert A. Cohen and William R. Toller, each of whom is not an employee of the Company. The Audit Committee held two meetings during 1997. The responsibilities of the Audit Committee include recommending to the Board of Directors the firm of independent accountants to be retained by the Company, reviewing with the Company's independent accountants the scope and results of their audits, reviewing with the independent accountants and management the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff, supervising the Company's policies relating to business conduct and dealing with conflicts of interest relating to officers and directors of the Company.

     Compensation, Stock Option and Benefits Committee. The Board of Directors also has a standing Compensation, Stock Option and Benefits Committee (the "Compensation Committee") that is presently composed of William R. Toller (Chairman), David L. Mitchell and Herbert A. Cohen, each of whom is not an employee of the Company. The Compensation Committee held three meetings during 1997. The responsibilities of the Compensation Committee include establishing and reviewing employee and consultant/advisor compensation, bonuses and incentive compensation awards, administering and interpreting the Company's 1996 Stock Option Plan, and determining the recipients, amounts and other terms (subject to the requirements of the 1996 Stock Option Plan) of options which may be granted under the 1996 Stock Option Plan from time to time and providing guidance to management in connection with establishing additional benefit plans.

     Executive and Finance Committee. The Board of Directors, during 1997, created an Executive and Finance Committee that is presently composed of Paul E. Hannesson, Bentley J. Blum and William R. Toller. Mr. Hannesson is the Chairman of the Board and Chief Executive Officer of the Company. Messrs. Blum and Toller are not employees of the Company. The Executive and Finance Committee held no meetings during 1997. The Executive and Finance Committee has the authority and responsibility of the full Board of Directors to supervise and oversee the financial practices and policies of the Company, to oversee the adoption of significant accounting policies, and to manage the Company between meetings of the Board of Directors, subject to certain limitations. The Executive and
Finance  Committee  also  has  the  authority  and   responsibility  for  making
recommendations to the Board of Directors regarding nominees to serve as directors of the Company. The Executive and Finance Committee will consider nominees for directors recommended by stockholders.

     Nominating Committee. The Board of Directors does not have a standing nominating committee. The functions of a nominating committee are performed by the Executive and Finance Committee of the Board of Directors.

Compensation of Directors

     Non-management directors of the Company receive director's fees of $500 per meeting for attendance at Board of Directors meetings, and are reimbursed for actual expenses incurred in respect of such attendance. The Company does not separately compensate employees for serving as directors.

Management

     The names and ages of the executive officers of the Company, and their positions with the Company, are as follows:

Name                                        Age    Position
----                                        ---    --------
Paul E. Hannesson.....................       57    Chairman of the Board and Chief Executive Officer
Kenneth J. Houle......................       58    President and Chief Operating Officer
Michael D. Fullwood...................       51    Senior Vice President, Chief Financial and Administrative
                                                   Officer, Secretary and General Counsel
James M. DeAngelis....................       37    Senior Vice President--Sales & Marketing

----------

     See "Proposal 1--Election of Directors" above for certain biographical information concerning Paul E. Hannesson.

     Kenneth J. Houle was elected President and Chief Operating Officer of the Company in January 1997. Mr. Houle previously served as the President of The Hall Chemical Company, a manufacturer of inorganic metal catalysts and compounds, from March 1995 to September 1996. Prior to such time, Mr. Houle had served as Vice President and Business Director of the Personal Care Business Unit of International Specialty Products, Inc., a producer of specialty chemicals, from March 1992 to December 1994, and the President and Chief Executive Officer of Ruetgers -Nease Chemical Company, a manufacturer of organic chemical intermediates and surfactants, from February 1990 to January 1991. Mr. Houle was an independent consultant in the chemical industry from October 1996 to January 1997. Mr. Houle is a graduate of Siena College, with a Bachelor's degree in Chemistry, and the Accounting and Financial Management Program at Columbia University. Mr. Houle also participated in the Masters degree program in Organic Chemistry at Iowa State University. He is a member of the Board of Trustees of The Chemists' Club (New York, New York) and a member of the American Chemical Society, American Institute of Chemical Engineers and Societe de Chemie Industrielle (American section). Mr. Houle is also a trustee and board member of the Ohio Center of Science and Industry.

     Michael D. Fullwood was appointed Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel of the Company, Applied, Environmental, Solution and CFC Technologies in May 1997. Mr. Fullwood served as a director of Lanxide and as Senior Vice President, Chief Financial and Administrative Officer and General Counsel of Lanxide from July 1997 to February 1998. From 1987 to August 1996, Mr. Fullwood held numerous positions ranging from Senior Attorney to Executive Vice President and Chief Financial Officer of Witco Corporation, a New York Stock Exchange-traded manufacturer of quality specialty chemical and petroleum products ("Witco"). From 1983 to 1987, Mr. Fullwood served as Senior Attorney at Scallop Corporation (Royal Dutch/Shell Group), where he specialized in corporate matters, mass tort litigation and international law. Mr. Fullwood also previously served as Senior Attorney of Caltex Petroleum and Arabian American Oil Company, handling corporate, contractual and transnational matters. Mr. Fullwood holds a law degree from Harvard Law School.

     James M. DeAngelis was appointed Senior Vice President--Sales & Marketing of the Company in July 1996, after having served as its Vice President--Marketing since November 1995. Mr. DeAngelis has also served as the President of CFC Technologies since September 1994, and served as Vice President--Marketing of Environmental from September 1992 to September 1995. Prior to September 1992, Mr. DeAngelis was completing M.B.A. and Masters in International Management degrees from the American Graduate School of International Management. Mr. DeAngelis holds B.S. degrees in Biology and Physiology from the University of Connecticut.

     The Company's officers are elected by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. Messrs. Hannesson and Blum are brothers-in-law. No family relationship exists among any other directors or executive officers of the Company. No arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected as an executive officer of the Company.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock with the Securities and Exchange Commission (the "Commission") and each securities exchange on which the Company's Common Stock is traded. Such persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended June 30, 1997 ("Fiscal 1997") and the Transition Period from July 1 to December 31, 1997 (the "Transition Period"), and upon a review of Form 5 and amendments thereto furnished to the Company with respect to Fiscal 1997 and the Transition Period , or upon written representations received by the Company from certain reporting persons that no Form 5 were required for those persons, the Company believes that no director, executive officer or holder of more than 10% of the shares of Common Stock of the Company failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, Fiscal 1997 and the Transition Period , except the following: (i) Michael D. Kiehnau, who inadvertently failed to file a Form 4 with respect to a transaction that occurred in April 1997 (such transaction was subsequently reported on a Form 5 filed with the Commission on July 29, 1997); (ii) Jeane J. Kirkpatrick, a former director of the Company, who inadvertently failed to timely file (a) a Form 3 with respect to her election as a director of the Company in December 1997 (such Form 3 was filed late with the Commission on March 17, 1998) and (b) a Form 5 with respect to a grant of stock options by the Company to Dr. Kirkpatrick in December 1997 (such transaction was reported on a Form 5 filed late with the Commission on March 17, 1998); and (iii) Kenneth L. Adelman, a director of the Company, who inadvertently failed to timely file a Form 4 with respect to his purchase of shares of Common Stock in July 1997 (such transaction was reported on a Form 4 filed late with the Commission on August 19, 1997).

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary Compensation

     The following table sets forth the amount of all compensation paid by the Company and/or its affiliates and allocated to the Company's operations for services rendered during the Transition Period, Fiscal 1997 and the fiscal period ended June 30, 1996 to the person serving as the Company's current Chief Executive Officer, to each of the Company's most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus compensation exceeded $100,000 during any such period, and to one additional individual who served as an executive officer of the Company during 1997, but not at December 31, 1997 (the "Named Executive Officers").

                                                      Summary Compensation Table

                                          Annual Compensation                           Long-Term Compensation
                             -----------------------------------------------    ------------------------------------
                                                                    Other                    Securities
                                                                    Annual      Restricted      Under-                   All Other
                                                                    Compen-        Stock         lying        LTIP        Compen-
Name and Principal                        Salary       Bonus        sation       Award(s)       Options      Payouts      sation
     Position                Year           ($)         ($)           ($)           ($)           (#)          ($)          ($)
------------------           ------       --------     --------      -------    ----------   -----------     -------     ---------
Paul E. Hannesson            1997(1)      80,067(3)    20,270(4)     4,865(5)       -0-           -0-          -0-          -0-
Chief Executive              1997(2)      49,375(3)    12,500(4)     3,000(5)       -0-         175,000        -0-          -0-
Officer                      1996            -0-          -0-          -0-          -0-           -0-          -0-          -0-

Kenneth J. Houle             1997(1)        90,000      27,000         -0-          -0-           -0-          -0-          -0-
President & Chief            1997(2)      77,596(6)     27,000         -0-          -0-         100,000        -0-          -0-
Operating Officer            1996            -0-          -0-          -0-          -0-           -0-          -0-          -0-

Michael D.                   1997(1)      40,683(7)    22,804(8)       -0-          -0-           -0-          -0-          -0-
Fullwood                     1997(2)      16,726(7)    9,375(8)        -0-          -0-         67,500         -0-          -0-
Senior Vice                  1996            -0-          -0-          -0-          -0-           -0-          -0-          -0-
President

James M. DeAngelis           1997(1)        72,500      20,500         -0-          -0-           -0-          -0-          -0-
Senior Vice                  1997(2)       120,833      20,500         -0-          -0-         101,250        -0-          -0-
President                    1996            -0-          -0-          -0-          -0-           -0-          -0-          -0-

Srinivas Kilambi,            1997(1)        55,000        -0-          -0-          -0-           -0-          -0-          -0-
Ph.D.                        1997(2)       105,481      40,000         -0-          -0-         67,500         -0-          -0-
Former Senior                1996           34,038        -0-          -0-          -0-           -0-          -0-          -0-
Vice
President--Technology(9)

----------

(1) On July 28, 1997, the Company changed its fiscal year-end from June 30 to December 31. Information is for the Transition Period from July 1 to December 31, 1997.

(2) Information is presented for the Company's fiscal year ending on June 30, 1997.

(3) Represents the amount of Mr. Hannesson's base salary paid by the Company for such period. Mr. Hannesson's total base salary for calendar year 1997 was $395,000. Certain portions of such base salary were also paid by Applied and Environmental. See "Certain Relationships and Related Transactions--Services Agreement."

(4) Represents the amount of Mr. Hannesson's annual incentive bonus paid by the Company for such period. Mr. Hannesson's total annual incentive bonus for calendar year 1997 was $100,000. Certain portions of such annual incentive bonus were also paid by Applied and Environmental.

(5) Represents the amount of Mr. Hannesson's automobile allowance paid by the Company for such period. Mr. Hannesson's total automobile allowance for calendar year 1997 was $100,000. Certain portions of such automobile allowance were also paid by Applied and Environmental.

(6) Represents the amount of salary paid to Mr. Houle from January 27, 1997 (the date on which Mr. Houle was elected President and Chief Operating Officer) to June 30, 1997.

(7) Represents the amount of Mr. Fullwood's base salary paid by the Company for such period. Mr. Fullwood's total base salary for calendar year 1997 was $133,805. Certain portions of such base salary were also paid by Applied and Environmental.

(8) Represents the amount of Mr. Fullwood's annual incentive bonus paid by the Company for such period. Mr. Fullwood's total annual incentive bonus for calendar year 1997 was $75,000. Certain portions of such annual incentive bonus were also paid by Applied and Environmental.

(9)  Dr.  Kilambi  resigned as an  executive  officer of the Company in December
     1997.

Stock Options

     The following table sets forth certain information concerning options granted during Fiscal 1997 and the Transition Period to the Named Executive Officers under the Plan. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during Fiscal 1997 and the Transition Period.

                               Option Grants in Fiscal 1997

                                                        Individual Grants


                                                     Percent of                                       Potential Realizable Value at
                                  Number of             Total                                            Assumed Annual Rates of
                                 Securities            Options                                        Stock Price Appreciation for
                                 Underlying            Granted          Exercise of                            Option Term
                                   Options           To Employees       Base Price     Expiration     ------------------------------
     Name                         Granted (#)      In Fiscal Year(5)       ($/Sh)          Date            5% ($)          10% ($)
------------------------         ------------      -----------------    -----------    ----------     ------------------------------
Paul E. Hannesson                 135,000(1)             15.7%              5.00         12/31/01           -0-              -0-
                                   40,000(2)              4.7%              2.50         12/31/01           -0-              -0-

Kenneth J. Houle                  100,000(3)             11.6%              5.00         12/31/01           -0-              -0-

Michael D. Fullwood                67,500(4)              7.9%              2.50         12/31/01           -0-              -0-

James M. DeAngelis                101,250(1)             11.8%              5.00         12/31/01           -0-              -0-

Srinivas Kilambi, Ph.D.            67,500(1)              7.9%              5.00         12/31/01           -0-              -0-

     (1) Options were granted in September 1996. 20% of such options are currently exercisable, and 20% vest each year through September 2000.

     (2) Options were granted in June 1997. 20% of such options are currently exercisable, and 20% vest each year through June 2001.

     (3) Options were granted in January 1997. 20% of such options are currently exercisable, and 20% vest each year through January 2001.

     (4) Options were granted in May 1997. 20% of such options are currently exercisable, and 20% vest each year through May 2001.

     (5) Percentages based on 860,000 stock options granted to employees in fiscal year 1996.

     In July 1997, the Company modified the term of all outstanding options under the Plan from five years to ten years. No other terms of such options were changed.

     The following table sets forth certain information concerning the exercise of options during Fiscal 1997 and the Transition Period, and the value of unexercised options held under the Plan at December 31, 1997 by the individuals listed in the Summary Compensation Table.

                                                                                    Number Of                      Value Of
                                                                                   Securities                     Unexercised
                                                                                   Underlying                    In-The-Money
                                                                                   Unexercised                      Options
                                                                                     Options                    At Fiscal Year-
                                  Shares                Value                 At Fiscal Year-End(#)                 End($)
           Name                 Acquired On            Realized                   Exercisable/                   Exercisable/
                               Exercise (#)             ($)(1)                    Unexercisable                Unexercisable(2)
---------------------------    ------------            --------               ---------------------            ----------------
Paul E. Hannesson.........           -0-                  -0-                     70,000/105,000                   -0-/-0-

Kenneth J. Houle..........           -0-                  -0-                      20,000/80,000                   -0-/-0-

Michael D. Fullwood.......           -0-                  -0-                      13,500/54,000                   -0-/-0-

James M. DeAngelis........           -0-                  -0-                      40,500/60,750                   -0-/-0-

Srinivas Kilambi, Ph.D....           -0-                  -0-                      13,500/54,000                   -0-/-0-

----------

     (1) Represents the difference between the exercise price and the closing price on the date of exercise, multiplied by the number of shares acquired.

     (2) Represents the difference between the last bid price of the Common Stock of $2.00 on December 31, 1997, and the exercise price of the options multiplied by the applicable number of options.

Employment Agreements

     Paul E. Hannesson, the Company's Chairman of the Board and Chief Executive Officer, entered into an employment agreement with Environmental as of November 18, 1996 for a term expiring on December 31, 1999. Pursuant to such employment agreement, Mr. Hannesson agreed to devote his business and professional time and efforts to the business of Environmental as a senior executive officer, and to serve in senior executive positions with one or more of Environmental's affiliates, including the Company. The employment agreement provides that Mr. Hannesson shall receive, among other things, a base salary at an annual rate of $395,000 through December 31, 1997, and will receive not less than $434,500 through December 31, 1998 and not less than $477,950 through December 31, 1999, for services rendered to Environmental and its affiliates, including the Company. Pursuant to the employment agreement, Mr. Hannesson received, among other things: (i) a signing bonus of (a) $150,000 cash and (b) stock options to purchase 950,000 shares of common stock of Environmental, which options vested on the date of his employment agreement; and (ii) options to purchase an aggregate of 2,500,000 shares of Environmental common stock, exercisable in installments over a period of five years commencing on the date of his employment agreement. Mr. Hannesson also received options to purchase common stock of the Company and Applied in the amount of 1.0% of each company's total outstanding shares of common stock on the date of grant, and is eligible to receive incentive compensation of up to $225,000 per year for achieving certain goals.

     Michael D. Fullwood, the Company's Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel, entered into an employment agreement with Environmental on May 7, 1997 for a term expiring on April 30, 1999. Pursuant to such employment agreement, Mr. Fullwood agreed to devote his business and professional time and efforts to the business of Environmental as its Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel, and to serve as a senior executive officer of certain of Environmental's subsidiaries at the time, including the Company. The employment agreement provides that Mr. Fullwood shall receive, among other things, a base salary at an annual rate of $225,000 through April 30, 1998, which base salary shall be increased by not less than 5% per year during the term of the agreement, for services rendered to Environmental and its affiliates, including the Company. Pursuant to the employment agreement, Mr. Fullwood received options to purchase an aggregate of 500,000 shares of Environmental common stock, exercisable in installments over a period of five years commencing on the date of his employment agreement. Mr. Fullwood also received options to purchase 125,000 shares of common stock of Applied and 67,500 shares of Common Stock of the Company, and is eligible to receive incentive compensation of up to $75,000 per year for achieving certain goals, which incentive compensation shall be increased by 5% per year during the term of his agreement.

     Each of Kenneth J. Houle, James M. DeAngelis and Srinivas Kilambi, Ph.D. entered into an employment agreement with the Company for a term expiring on December 31, 1999. Pursuant to these employment agreements, Messrs. Houle, DeAngelis and Kilambi agreed to devote substantially all of their business and professional time and efforts to the business of the Company as executive officers. The employment agreements provide that Messrs. Houle, DeAngelis and Kilambi shall receive a fixed base salary at an annual rate of $180,000, $145,000 and $110,000, respectively, for services rendered in such positions, and each may be entitled to receive, at the sole discretion of the Board of Directors of the Company or a committee thereof, bonuses and/or stock options based on the achievement (in whole or in part) by the Company of its business plan and by the employee of fixed personal performance objectives. Dr. Kilambi resigned as an executive officer of the Company in December 1997, and his employment agreement was terminated at that time.

     The employment agreements also provide for termination by the Company upon death or disability (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon conviction of a felony crime of moral turpitude or a material breach of their obligations to the Company. In the event any of the employment agreements are terminated by the Company without cause, such executive will be entitled to compensation for the balance of the term. The Company has obtained commitments for $1,000,000 key-man life insurance policies in respect of each of Messrs. Houle (pending completion of a physical exam) and DeAngelis.

     The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with the business of the Company during the terms of such employment agreements and one year thereafter,
(b) prohibiting the executive from disclosure of confidential information regarding the Company at any time, and (c) confirming that all intellectual property developed by the executive and relating to the business of the Company constitutes the sole and exclusive property of the Company. See "Certain Relationships and Related Transactions--Services Agreement."

Compensation Committee Interlocks and Insider Participation

     The individuals who served as members of the Compensation Committee during Fiscal 1997 and the Transition Period were William R. Toller (Chairman), David
L. Mitchell and Edwin L. Harper, Ph.D. Dr. Harper was appointed to the Compensation Committee on December 16, 1997. Messrs. Mitchell and Harper also constituted two-thirds of the Compensation, Stock Option and Benefits Committees of Applied and Environmental at December 31, 1997. Dr. Harper served as the President and Chief Operating Officer of Applied and Environmental from November 1996 to April 1997, as Vice Chairman of the Company, Applied and Environmental from April to December 1997, and as the Chairman of the Board and Chief Executive Officer of the Company, Solution and CFC Technologies from January to April 1997. Dr. Harper also served as a consultant to the Company and its affiliates from May to December 1997. Dr. Harper resigned as an executive officer of, and as a consultant to, the Company and each of its affiliates effective upon his appointment to the Compensation Committee on December 16, 1997, and resigned as a director of the Company and each of its affiliates on March 13, 1998. Mr. Toller has served as a consultant to Environmental since July 1, 1997 and receives compensation in the amount of $2,000 per diem in such capacity. Mr. Mitchell has served as a consultant to Applied since July 15, 1997 and receives compensation in the amount of $10,000 per month for services rendered to Applied in such capacity.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee was established in June 1997 and is responsible for, among other things, establishing the compensation policies applicable to executive officers of the Company. The Compensation Committee was composed of William R. Toller (Chairman), David L. Mitchell and Edwin L. Harper, Ph.D. at December 31, 1997, all of whom were non-employee directors of the Company. Messrs. Mitchell and Harper also constituted two-thirds of the Compensation, Stock Option and Benefits Committees of Applied and Environmental at December 31, 1997. Decisions on compensation of the executives officers of Applied and Environmental were made by such individuals in their capacities as members of the Compensation, Stock Option and Benefits Committees of such companies. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by, and are subject to the final approval of, the full Board of Directors of the Company. Set forth below is a report prepared by Messrs. Toller, Mitchell and Harper, in their capacities as members of the Compensation Committee at December 31, 1997, addressing the Company's compensation policies for 1997 as they affected the Company's executive officers.

     Overview and Philosophy

     The Company's executive compensation program is designed to be linked to corporate performance and returns to stockholders. Of particular importance to the Company is its ability to grow and enhance its competitiveness for the rest of the decade and beyond. Shorter-term performance, although scrutinized by the Compensation Committee, stands behind the issue of furthering the Company's strategic goals. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals.

     The objectives of the Company's executive compensation program are to:

     o    attract, motivate and retain the highest quality executives;

     o motivate them to achieve tactical and strategic objectives in a manner consistent with the Company's corporate values; and

     o    link executive and stockholder interest through equity-based plans and
          provide   a   compensation   package   that   recognizes    individual
          contributions as well as overall business results.

     To achieve these objectives, the Company's executive compensation program is designed to:

     o focus participants on high priority goals to increase stockholder value;

     o encourage behavior that exemplifies the Company's values relating to customers, quality of performance, employees, integrity, teamwork and good citizenship;

     o assess performance based on results and pre-set goals that link the business activities of each individual to the goals of the Company; and

     o increase stock ownership to promote a proprietary interest in the success of the Company.

     Executive Officer Compensation

     Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive evaluation of the competitiveness of the Company's compensation program and a comparison of the Company's executive compensation to certain other public companies which, in the view of the Compensation Committee, represent the Company's most direct competitors for executive talent. It is the Compensation Committee's policy to target overall compensation for executive officers of the Company taking into account the levels of compensation paid for such positions by such other public companies. A variety of other factors, however, including position and time in position, experience, and both Company performance and individual performance, will have an impact on individual compensation amounts.

     The key elements of the Company's executive compensation program in 1997 consisted of base salary, annual incentive compensation and long-term incentive compensation in the form of stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to the Company's Chief Executive Officer, are discussed below.

     Base Salaries. Base salaries for executive officers are established by evaluating, on an annual basis, the performance of such individuals (which evaluation involves management's consideration of such factors as responsibilities of the positions held, contribution toward achievement of the Company's strategic plans, attainment of specific individual objectives and interpersonal managerial skills), and by reference to the marketplace for executive talent, including a comparison to base salaries for comparable positions at other similar public companies.

     In 1997, total compensation was paid to executives primarily based upon the terms of their employment agreements with the Company, if any, and upon individual performance and the extent to which the business plans for their areas of responsibility were achieved or exceeded. On balance, performance goals were substantially met or exceeded and therefore compensation was paid accordingly.

     Mr. Hannesson, the Chairman of the Board and Chief Executive Officer of the Company, Solution and CFC Technologies, and the Chairman of the Board, President and Chief Executive Officer of Applied and Environmental, receives annual compensation based upon, among other things, the terms of his employment agreement with Environmental. Pursuant to the terms of his employment agreement, Mr. Hannesson is entitled to receive a base salary at an annual rate of not less than $395,000 through December 31, 1997, not less than $434,500 through December 31, 1998 and not less than $477,950 through December 31, 1999 for services rendered to Environmental and certain of its affiliates, including the Company.

         The amount actually received by Mr. Hannesson each year as base salary for services rendered to Environmental and its affiliates, including the Company, is established by the members of the Compensation, Stock Option and Benefits Committee of Environmental (the "Environmental Compensation Committee"), who also constituted the Compensation, Stock Option and Benefits Committee of Applied at December 31, 1997. Also, as set
forth above, two of the three members of the Environmental Compensation Committee constituted two-thirds of the Compensation Committee of the Company's Board of Directors at December 31, 1997. In establishing Mr. Hannesson's base salary for 1997, the Environmental Compensation Committee took into account the salaries of chief executive officers at other similar public companies, future objectives and challenges, and Mr. Hannesson's individual performance, contributions and leadership. The Environmental Compensation Committee reviewed in detail Mr. Hannesson's achievement of his 1996 goals and his individual contributions to the Company and its affiliates. The Environmental Compensation Committee concluded that he had achieved his 1996 goals and had provided a leadership role in achieving the Company's and its affiliates' strategic priorities for 1996. The Environmental Compensation Committee also considered Mr. Hannesson's decisive management of operational and strategic issues, his drive to reinforce a culture of innovation and his ability and dedication to enhance the long-term value of the Company and its affiliates for their respective stockholders. In making its salary decisions with respect to Mr. Hannesson, the Environmental Compensation Committee exercised its discretion and judgement based on the above factors, and no specific formula was applied to determine the weight of each factor. The salary decisions of the Environmental Compensation Committee with respect to Mr. Hannesson as they specifically related to the Company were then presented to the full Compensation Committee which reviewed such decisions.

     Mr. Hannesson's base salary increased from $310,627 for calendar year 1996 to $395,000 for calendar year 1997, representing an increase of approximately 27%. Certain portions of such base salary were paid by the Company, Applied and Environmental based upon the amount of time and effort devoted by Mr. Hannesson to the respective businesses of such companies. Consequently, the Company, Applied and Environmental paid $129,442, $250,256 and $15,302, respectively, of such salary. Mr. Hannesson also received an automobile allowance of $24,000 for the 1997 calendar year, and the Company, Applied and Environmental paid $7,865, $15,205 and $930, respectively, of such allowance.

     Annual Incentive Bonus. Annual incentive bonuses for executive officers are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company.

     For 1997, annual incentive bonuses were paid to the individuals named in the Summary Compensation Table and certain other officers and employees of the Company in part based upon recommendations of senior executive officers of the Company as to appropriate levels of incentive compensation. The Compensation Committee exercised its discretion to determine the final value of each 1997 incentive award, which values were then reviewed and approved by the full Board of Directors. The Compensation Committee assessed performance against goals and leadership performance, with each of these two categories weighted equally. The goal category included an evaluation of performance areas such as increase in stockholder value, operations development and employee satisfaction. The leadership category was evaluated based upon the Compensation Committee's judgment of leadership performance, including factors such as innovation, strategic vision, marketplace orientation, customer focus, collaboration and managing change.

     Pursuant to his employment agreement with Environmental, Mr. Hannesson is eligible to receive incentive compensation of up to $225,000 per year for achieving certain of the performance goals set forth above. For the 1997 calendar year, Mr. Hannesson was awarded an incentive bonus of $100,000. Certain portions of such bonus were paid by the Company, Applied and Environmental based upon the amount of time and effort devoted by Mr. Hannesson to the respective businesses of such companies. Consequently, the Company, Applied and Environmental paid $32,770, $63,356 and $3,874, respectively, of such bonus.

     Stock Options. The Compensation Committee has the power to grant stock options under the Plan. With respect to executive officers, it has been the Compensation Committee's practice to grant, on an annual basis, stock options that vest at the rate of 20% upon grant and 20% in each calendar year thereafter for four years, and that are exercisable over a ten-year period at exercise prices per share set at the fair market value per share on the date of grant. Generally, the executives must be employed by the Company at the time the options vest in order to exercise the options and, upon announcement of a Change in Control (pursuant to and as defined in the Plan), such options become immediately exercisable. The Compensation Committee believes that stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. The Company's stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price.

     A total of 330,000 stock options were granted in 1997 pursuant to the Plan, 40,000 of which were granted to Mr. Hannesson and 167,500 of which were granted (in the aggregate) to two other individuals named in the Summary Compensation Table. The number of stock options granted in 1997 were determined by reference to the long-term compensation for comparable positions at other similar public companies and based upon an assessment of individual performance.

     Impact of Section 162(m) of the Internal Revenue Code

     The Compensation Committee's policy is to structure compensation awards for executive officers that will be consistent with the requirements of Section 162(m) of the U.S. Internal Revenue Code of 1986 (the "Code"). Section 162(m) limits the Company's tax deduction to $1.0 million per year for certain compensation paid in a given year to the Chief Executive Officer and the four highest compensated executives other than the Chief Executive Officer named in the Summary Compensation Table. According to the Code and corresponding regulations, compensation that is based on attainment of pre-established, objective performance goals and complies with certain other requirements will be excluded from the $1.0 million deduction limitation. The Company's policy is to structure compensation awards for covered executives that will be fully deductible where doing so will further the purposes of the Company's executive compensation program. However, the Compensation Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully deductible. The Company expects that all compensation payments in 1997 to the individuals listed in the Summary Compensation Table will be fully deductible by the Company.

     Conclusion

     The Compensation Committee believes that the quality of executive leadership significantly affects the long-term performance of the Company and that it is in the best interest of the stockholders to compensate fairly executive leadership for achievement meeting or exceeding the high standards set by the Compensation Committee, so long as there is a corresponding risk when performance falls short of such standards. A primary goal of the Compensation Committee is to relate compensation to corporate performance. Based on the Company's performance in 1997, the Compensation Committee believes that the Company's current executive compensation program meets such standards and has contributed, and will continue to contribute, to the Company's and its stockholders' long-term success.


                               COMPENSATION, STOCK OPTION AND BENEFITS COMMITTEE
                                                    William R. Toller (Chairman)
                                                               David L. Mitchell
                                                                 Edwin L. Harper

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Stockholder Return Performance Presentation

     The following line graph compares the value of $100 invested in the Company's Common Stock from April 3, 1997 through December 31, 1997, with a similar investment in the Nasdaq Stock Market (U.S.) Index and the Dow Jones Pollution Control/Waste Management Index.

                  COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN
                 AMONG COMMODORE SEPARATION TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
           AND THE DOW JONES POLLUTION CONTROL/WASTE MANAGEMENT INDEX

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                                                                     Cumulative Total Return
                            --------------------------------------------------------------------------------------------------------
                            4/3/97    4/30/97    5/31/97    6/30/97    7/31/97    8/31/97    9/30/97   10/31/97   11/30/97  12/31/97
Commodore Separation
Technologies, Inc.          100.00     107.71      75.00      57.81      59.38      59.38      68.75      46.88      81.25     56.25

NASDAQ STOCK MARKET (U.S.)  100.00     103.91     115.69     119.23     131.81     131.61     139.40     132.18     132.84    130.76

DJ POLLUTION CONTROL/
WASTE MANAGEMENT            100.00      95.45     104.08     108.51     112.50     112.68     119.46      96.62      97.84    108.05

Certain Relationships and Related Transactions

     Organization and Capitalization of the Company

     The Company was organized in November 1995 as a wholly-owned subsidiary of Environmental. In February 1996, pursuant to an assignment of technology agreement between the Company and Srinivas Kilambi, Ph.D., the Company's former Senior Vice President--Technology, the Company acquired rights to the SLiM technology from Dr. Kilambi. In consideration for such technology, the Company caused Environmental to transfer to Dr. Kilambi 200,000 shares of Environmental common stock and agreed to pay Dr. Kilambi a royalty through December 3, 2002 equal to 2% of the Company's revenues actually received and attributed to the commercial application of the acquired technology, except for applications related to the radionuclides, technetium and rhenium, for which Dr. Kilambi is entitled to receive a royalty of 0.66% of net sales (less allowances for returns, discounts, commissions, freight, and excise or other taxes). In exchange for Environmental's issuance of such shares to Dr. Kilambi, as well as Environmental's funding and support of the Company, the Company issued to Environmental 10,000,000 shares of Common Stock.

     From the Company's inception to December 1996, Environmental financed the research and development activities of the Company through direct equity investments and loans to the Company. In December 1996, as part of a corporate restructuring to consolidate all of its environmental technology businesses within Applied, Environmental transferred to Applied all of the outstanding shares of capital stock of the Company and CFC Technologies. In addition, Environmental assigned to Applied outstanding Company notes aggregating $976,200 at December 2, 1996, representing advances previously made by Environmental to the Company. Such advances have been capitalized by Applied as its capital contribution to the Company. In consideration for such transfers, Applied paid Environmental $3,000,000 in cash and issued to Environmental a warrant expiring December 2, 2003 to purchase 7,500,000 shares of Applied common stock at an exercise price of $15.00 per share. Such warrant was subsequently amended to, among other things, reduce the exercise price thereof from $15.00 per share to $10.00 per share. Such warrant is valued at $2.4 million and contains provisions granting certain registration rights with respect to the warrant shares. As a result of the Company's initial public offering ("IPO"), Applied currently owns 87% of the outstanding shares of Common Stock of the Company.

     Loans Involving Affiliates

     In March 1997, the Company entered into a $1,500,000 line of credit with a commercial bank. The entire line of credit was borrowed prior to the completion of the Company's IPO to repay advances made by Applied to the Company since December 1, 1996 for providing equipment installed in the Company's new Atlanta facility and for working capital purposes. The line of credit was guaranteed by Applied and secured by cash collateral provided by Applied. Upon completion of the IPO, the Company applied $1,500,000 of the net proceeds to repay such line of credit, and such guarantee and cash collateral was released to Applied.

     Offices

     The Company maintains approximately 2,000 square feet of office space in New York, New York, which also serves as offices of Environmental, Applied, certain of their affiliates, and Messrs. Bentley J. Blum and Paul E. Hannesson.

     In addition, prior to the Company's occupation of its Kennesaw, Georgia facility in March 1997, the Company shared facilities in Columbus, Ohio with Applied and certain of its other subsidiaries. The Company paid an allocable share of rent equal to $750 per month for such space. The Company terminated the existing lease in Columbus, Ohio on March 31, 1997.

     Services Agreement

     In September 1997, the Company, Applied, Environmental, Advanced Sciences, and certain other affiliates of the Company (the "Affiliated Parties") entered into a services agreement, dated as of September 1, 1997 (the "Services Agreement"), whereby the Company and the Affiliated Parties agreed to cooperate in sharing, where appropriate, costs related to accounting services, financial management, human resources and personnel management and administration, information systems, executive management, sales and marketing, research and development, engineering, technical assistance, patenting, and other areas of service as are appropriately and necessarily required in the operations of the Company and the Affiliated Parties (collectively, the "Services"). Pursuant to the Services Agreement, services provided by professional employees of the Company and the Affiliated Parties to one another are charged on the basis of time actually worked as a percentage of salary (including cost of benefits) attributable to that professional. In addition, charges for rent, utilities, office services and other routine charges regularly incurred in the normal course of business are apportioned to the professionals working in the office on the basis of salary, and then charged to any party in respect of whom the professional devoted such time based upon time actually worked. Furthermore, charges from third parties, including, without limitation, consultants, attorneys and accountants, are levied against the party actually receiving the benefit of such services. Pursuant to the Services Agreement, Applied acts as the coordinator of billings and payments for Services on behalf of itself, the Company and the other Affiliated Parties.

     Future Transactions

     In connection with the IPO, the Company's Board of Directors adopted a policy whereby any future transactions between the Company and any of its subsidiaries, affiliates, officers, directors, principal stockholders or any affiliates of the foregoing will be on terms no less favorable to the Company than could reasonably be obtained in "arm's length" transactions with independent third parties, and any such transactions will also be approved by a majority of the Company's disinterested outside directors.

                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On July 28, 1997, the Company and its former auditors, Tanner + Co. ("Tanner"), mutually agreed to terminate the client-auditor relationship between the Company and Tanner effective as of such date. Additionally, as of July 28, 1997, the Company retained Price Waterhouse LLP to serve as independent accountants. The decision to terminate the Company's client-auditor relationship with Tanner and to retain Price Waterhouse LLP was recommended by the Audit Committee of the Board of Directors and unanimously approved by the Board of Directors of the Company.

     During the fiscal period ended June 30, 1996, Tanner's report on the Company's financial statements neither contained any adverse opinion or disclaimer of opinion, nor were qualified or modified as to any uncertainty, audit scope or accounting principles, except that Tanner's auditors' report with respect to the Company's financial statements for the fiscal period ended June 30, 1996 contained additional paragraphs relating to the Company continuing as a going concern due to the Company's significant losses and deficit in working capital.

     During the fiscal period ended June 30, 1996, there were no disagreements between the Company and Tanner on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner, would have caused Tanner to make reference to the subject matter of the disagreements in connection with its report.

     No "reportable events" as described under Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal period ended June 30, 1996.

     Prior to engaging Price Waterhouse LLP, the Company did not consult Price Waterhouse LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     The Board of Directors has selected Price Waterhouse LLP, which served as the Company's independent auditors for Fiscal 1997 and the Transition Period, to serve as the Company's independent auditors for the year ending December 31, 1998. The Board of Directors is submitting its selection of Price Waterhouse LLP as the Company's independent auditors for ratification at the Annual Meeting in order to ascertain the views of stockholders of the Company regarding such selection. If the appointment of Price Waterhouse LLP is not ratified, the Board of Directors will reconsider its selection and, if practicable, retain another firm to serve as the Company's independent auditors. The Board of Directors reserves the right to select new independent auditors at any time which it may deem advisable or necessary.

     Ratification of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Unless contrary instructions are indicated on the proxy cards, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted "FOR" the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE
      COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 1998.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 1999 must submit the proposal in proper form to the Secretary of the Company at the Company's address set forth on the first page of this Proxy Statement not later than December 31, 1998, in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. It is suggested that such proposal be sent by Certified Mail, Return Receipt Requested.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy card to vote the same in accordance with their own judgment and their discretion.

                                OTHER INFORMATION

     A copy of the Company's 1997 Annual Report to Stockholders is being furnished herewith to each stockholder of record as of the Record Date.

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JUNE 30, 1997, AND THE COMPANY'S TRANSITION REPORT ON FORM 10-K FOR THE TRANSITION PERIOD FROM JULY 1 TO DECEMBER 31, 1997. SUCH REQUEST SHOULD BE ADDRESSED TO MICHAEL D. FULLWOOD, SENIOR VICE PRESIDENT, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER, SECRETARY AND GENERAL COUNSEL, COMMODORE SEPARATION TECHNOLOGIES, INC., 3240 TOWN POINT DRIVE, SUITE 200, KENNESAW, GEORGIA 30144.

                           By Order of the Board of Directors


                           MICHAEL D. FULLWOOD
                           Senior Vice President, Chief Financial and
                           Administrative Officer, Secretary and General Counsel

Kennesaw, Georgia
May 1, 1998

                                  FORM OF PROXY
                     COMMODORE SEPARATION TECHNOLOGIES, INC.
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, a stockholder of COMMODORE SEPARATION TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby appoints Paul E. Hannesson and Michael D. Fullwood, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 27, 1998 at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 3, 1998, at 2:30 p.m., local time, at The Links Club, 36 East 62nd Street, New York, New York 10021, and at any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW AND FOR PROPOSAL 2 SET FORTH BELOW.

1. To elect the following nominees as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 1999, and until their respective successors are duly elected and have qualified: Paul E. Hannesson, Bentley J. Blum, Kenneth L. Adelman, Ph.D., David L. Mitchell, William R. Toller and Herbert A. Cohen.

              FOR ALL NOMINEES                        WITHHOLD ALL NOMINEES
     (except as marked to the contrary)
                   (   )                                      (   )

     AUTHORITY TO WITHHOLD A VOTE FOR ANY OF THE ABOVE NAMED INDIVIDUALS SHOULD BE INDICATED BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.

2. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998.

     (   ) FOR                    (   ) AGAINST                   (   ) ABSTAIN

3. Upon such other matters as may properly come before such Annual Meeting and any adjournments or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

                               (See reverse side)

                           (Continued from other side)

     The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1998 Annual Meeting, (2) the Proxy Statement and (3) the Company's 1997 Annual Report to Stockholders.


Dated:                        , 1998
      ------------------------              ------------------------------------
                                                     Signature


                                            ------------------------------------
                                            Print Name


                                            ------------------------------------
                                            Signature, if Jointly Held


                                            ------------------------------------
                                            Print Name

                                            PLEASE  SIGN  EXACTLY  AS YOUR  NAME
                                            APPEARS   HEREIN,   if   signing  as
                                            attorney,  executor,  administrator,
                                            trustee or guardian,  indicate  such
                                            capacity.  All  joint  tenants  must
                                            sign. If a corporation,  please sign
                                            in full  corporate name by president
                                            or other  authorized  officer.  If a
                                            partnership,    please    sign    in
                                            partnership   name   by   authorized
                                            person.

                                            The Board of Directors requests that
                                            you  fill in the  date  and sign the
                                            proxy and return it in the  enclosed
                                            envelope.

                                            IF THE  PROXY  IS NOT  DATED  IN THE
                                            ABOVE  SPACE,  IT  IS  DEEMED  TO BE
                                            DATED  ON THE  DAY ON  WHICH  IT WAS
                                            MAILED BY THE CORPORATION.